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      As filed with the Securities and Exchange Commission on July 31, 2001
                                              Registration No. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                AMERICREDIT CORP.
             (Exact name of registrant as specified in its charter)

                Texas                                         75-2291093
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                        Identification No.)

      801 Cherry Street, Suite 3900
             Fort Worth, Texas                                 76102
(Address of principal executive offices)                     (Zip Code)



                          i4 GOLD STOCK OPTION PROGRAM
                            (Full title of the plan)



                Chris A. Choate                             Copy to:
                General Counsel                        L. Steven Leshin
               AmeriCredit Corp.                    Jenkens & Gilchrist, P.C.
         801 Cherry Street, Suite 3900                 1445 Ross Avenue
           Fort Worth, Texas 76102                          Suite 3200
                (817) 302-7000                        Dallas, Texas 75202
    (Name, address and telephone number
  including area code of agent for service)


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
                                       CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                              Proposed             maximum
       Title of                               maximum              aggregate         Amount of
  securities to be     Amount to be      offering price per     offering price    registration fee
     registered        Registered(1)          share (2)(3)          (2)(3)              (3)
      Common             1,200,000              $57.82             $69,384,000          $17,346


         (1) Shares reserved for issuance under the i4 Gold Stock Option Program (the "Plan"). Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

         (2) Estimated solely for the purpose of calculating the registration fee.

         (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on 1,200,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options or other awards, at a price per share of $57.82, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange on July 25, 2001.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         We "incorporate by reference" in this registration statement the following documents previously filed by us with the Securities and Exchange Commission (the "Commission"):

         (1) our Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

         (2) our Quarterly Report on Form 10-Q for the three-month period ended September 30, 2000;

         (3) our Quarterly Report on Form 10-Q for the three-month period ended December 31, 2000;

         (4) our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2001;

         (5) our Current Report on Form 8-K filed with the Commission on October 12, 2000;

         (6) our Current Report on Form 8-K filed with the Commission on January 5, 2001;

         (7) our Current Report on Form 8-K filed with the Commission on January 12, 2001;


------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

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         (8)   our Current Report on Form 8-K filed with the Commission on
March 27, 2001;

         (9) the description of our Common Stock, par value $.01 per share (the "Common Stock") set forth in the Registration Statement on Form 8-A, filed with the Commission on December 5, 1990, including any amendment or report filed for the purpose of updating such description; and

         (10) all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. Reference is made to Article VIII of our Articles of Incorporation, as amended, incorporated by reference herein as Exhibit 4.1, and Article VIII of our Bylaws as amended, incorporated by reference herein as Exhibit 4.2, each of which provides for broad indemnification of directors and officers.

         Reference is also made to Article IX of our Articles of Incorporation, as amended, contained in Exhibit 4.1, which eliminates the liabilities of directors in certain circumstances.

ITEM 8.        EXHIBITS.

         (a)   Exhibits

               The following documents are filed as a part of this registration statement.

Exhibit                             Description of Exhibit

 4.1 Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission).

 4.2 Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission).

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 4.3     Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and
         ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission).

 4.4     i4 Gold Stock Option Program

 5.1     Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in their opinion filed as Exhibit 5.1 hereto).

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.1     Power of Attorney (see signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         C. Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on July 30, 2001.


                                       AMERICREDIT CORP.



                                       By /s/ Michael R. Barrington
                                         ------------------------------------
                                         Michael R. Barrington,
                                         Vice Chairman, President,
                                         Chief Executive Officer and Director

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                                INDEX TO EXHIBITS


Sequentially
  Exhibit
  Numbered
     No.                       Description of Exhibit                                      Page
 4.1     Articles of Incorporation of AmeriCredit Corp., as amended to date
         (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 of the registrant's Annual Report on Form 10-K for the fiscal year ended June
         30, 2000, filed with Commission).

 4.2 Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission).

 4.3     Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and
         ChaseMellon Shareholder Services, L.L.C., as amended to date
         (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant's
         Annual Report on Form 10-K for the fiscal year ended June 30, 2000, filed with the Commission).

 4.4     i4 Gold Stock Option Program

 5.1     Opinion of Jenkens & Gilchrist, a Professional Corporation.

23.1 Consent of Jenkens & Gilchrist, a Professional Corporation. (included in their opinion filed as Exhibit 5.1 hereto).

23.2     Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1     Power of Attorney (see signature page of this registration statement).

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                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below designates and appoints Michael R. Barrington, Chris A. Choate and
J. Michael May, and each of them, his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Clifton H. Morris, Jr.       Chairman of the Board                    June 28, 2001
------------------------------
Clifton H. Morris, Jr.


                                 Vice Chairman, President,
/s/ Michael R. Barrington        Chief Executive Officer and              June 28, 2001
------------------------------   Director
Michael R. Barrington


                                 Vice Chairman, Chief
                                 Financial Officer and Director
/s/ Daniel E. Berce              (Principal Financial and                 June 28, 2001
------------------------------   Accounting Officer)
Daniel E. Berce


                                 Executive Vice President
/s/ Edward H. Esstman            and Chief Operating Officer,             June 28, 2001
------------------------------   Auto Finance Division and
Edward H. Esstman                Director


                                       8
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/s/ James H. Greer               Director                                 June 28, 2001
------------------------------
James H. Greer


/s/ Kenneth H. Jones, Jr.        Director                                 June 28, 2001
------------------------------
Kenneth H. Jones, Jr.


/s/ A.R. Dike                    Director                                 June 28, 2001
------------------------------
A.R. Dike


/s/ Douglas K. Higgins           Director                                 June 28, 2001
------------------------------
Douglas K. Higgins



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